Exhibit 99.10

Entrada Networks Acquires Microtek Systems

Irvine, CA-(BUSINESS WIRE)-May 18, 2004— Entrada Networks, Inc. (OTCBB:ESAN) announced today that Torrey Pines Networks, its subsidiary, has acquired Microtek Systems, a leading provider of security, digital imaging, information infrastructures and storage solutions. Microtek was privately held and is based in Milwaukee, Wisconsin.

Under the terms of this acquisition, we acquired all of the issued capital stock of Microtek for cash, promissory notes, 1.3 million shares of our common stock, and other consideration.

Microtek is built on core competencies of engineering strength, proprietary software and service quality to offer highly specialized services in consulting, assessment, and solutions to challenges in security, digital imaging, storage, and information infrastructures. The company has an installed customer base across financial, healthcare and insurance sectors, particularly among clients in the mid-west. Microtek showed revenues of $4.0 million for the fiscal year ended December 31, 2003, and has generated consistent profitability and discretionary cash flow over the recent years. It is headquartered in Milwaukee, Wisconsin and currently has seventeen employees.

To Entrada, Microtek is a prime example of its strategy to establish itself as a pre-eminent company in storage solutions, security and information infrastructures. “This acquisition is a milestone in the execution of our strategic business plan that we have talked about. We shall remain committed and on course in delivering value to our shareholders”, said Dr. Kanwar J.S. Chadha, Chairman and CEO of Entrada.

To Microtek, Entrada’s core strengths are local and wide area connectivity, storage extension and connectivity for broadband delivery and disaster recovery, and a nationwide customer base. Mr. James Dziak, who will continue as President of Microtek, and will be supported by his current management and technology team, said “ This is a win-win business combination. And through this, we shall strive to expand the portfolio of our products and services and the markets we address”.

About Entrada Networks

Entrada Networks, through its operating subsidiaries, is focused on developing and marketing products and solutions in the storage networking and network connectivity industries. Torrey Pines Networks specializes in the design & development of storage and metropolitan area networks transport product line, named Silverline™, designed to interconnect geographically separate data centers, post production facilities of film studios, or aggregate different types of data or video traffic of university campuses or fiber to home of Cable operators or companies with significant price/feature advantage. Over just one strand of dark fiber in a metropolitan area and up to over 100 km, our products provide 4:1 bi-directional capacity increase at wire speed and at a significantly lower price. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. Entrada Networks is headquartered in Irvine, CA.
www.entradanetworks.com.

Safe Harbor Statement
Except for the historical information contained herein, the matters set forth in this press release, including statements as to the expected benefits of the combination of the two companies, future product offerings, and expected synergies are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the satisfaction of certain conditions to closing of this acquisition, including the risk that the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to develop and market successfully and in a timely manner new service products, and other risks detailed from time to time in the SEC reports of Entrada Networks, including its Form 10-K for the fiscal year ended January 31, 2004 filed with the SEC on May 14, 2004. These forward- looking statements speak only as of the date hereof. Entrada Networks disclaim any intention or obligation to update or revise any forward-looking statements.

Contact Information:
Jim Loofbourrow
Entrada Networks
(949) 588-2070
jloofbourrow@entradanet.com
www.entradanetworks.com